EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to Registration Statement of Global ePoint, Inc. (the “Company”) on Form S-3 (File No. 333-127735) of our report dated April 14, 2005, appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ HASKELL & WHITE LLP

Irvine, California

October 13, 2005